Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Flushing Financial Corporation

Uniondale, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 23, 2017, with respect to the financial statements and supplemental schedule of Flushing Bank 401(k) Savings Plan, which report appears in the December 31, 2016 annual report on Form 11-K of Flushing Bank 401(k) Savings Plan.

/s/ BDO USA, LLP

New York, New York

August 4, 2017